EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated April 26, 2005, relating to the consolidated financial statements and financial statement schedule of Applied Imaging Corp. as of December 31, 2004 and for each of the two years in the period ended December 31, 2004, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 31, 2006